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                                                                    EXHIBIT 10.9

                                 AMENDMENT NO. 4
                      TO SOUTHWEST AIRLINES CO. 401(k) PLAN


         Pursuant to the authority of the Board of Directors of Southwest Airlines Co., and the provisions of Section 17.1 thereof, the Southwest Airlines Co. 401(k) Plan (the "Plan") is hereby amended in the following respects only, effective as specifically provided herein.


         (1) Article II, Section 2.1(v), is hereby amended, effective only if the Morris Air Corporation Employee Retirement Plan (the "Morris Plan") is merged in whole or in part into the Plan and in that event, effective as of the date of such merger (the "Merger Date"), to read as follows:

                  "(v) Member: An Employee who has met the eligibility requirements for participation in this Plan, as set forth in Article III hereof. A former Member is a Member who has terminated employment with the Company but who has an Individual Account under the Plan, and shall include those individuals who have an Individual Account under the Plan and who were not employed by the Company, but who were formerly employed by Morris Air Corporation.

         (2) Article III, Section 3.1, is hereby amended in its entirety, effective December 1, 2003, to read as follows:

                  "3.1 Eligibility Requirements: Every Employee on the Effective Date, who was a Member in the Prior Plan on the day before the Effective Date, shall continue to be a Member in the Plan. Except as otherwise provided herein, every other Employee shall be eligible to become a Member in the Plan as of the first Entry Date concurrent with or next following his employment commencement date. The employment commencement date is the first day for which an Employee is entitled to be credited hereunder with an Hour of Service. Non-resident aliens who receive no earned income from the Company that constitutes income from sources within the United States shall not be eligible to participate in the Plan. Furthermore, "leased employees" (as such term is defined in Section 2.1(n) hereof) and Employees classified by the Company as interns shall not be eligible to participate in the Plan. A person who is not treated as an Employee on the Company's books and records (such as a person who as a matter of practice is treated by the Company as an independent contractor, but who is later determined to be an Employee as a matter of fact) shall not be an eligible Employee during any part of a Plan Year in which such person was not treated as an Employee, despite any retroactive recharacterization."



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         (3) Article X, Section 10.4, is hereby amended in its entirety, effective January 1, 2002, to read as follows:

                  "10.4 Forfeitures for Cause: In the event a Member who has not completed at least three (3) years of Vesting Service is discharged due to his dishonest or criminal act (proven by conclusive evidence to the unanimous satisfaction of the Committee) or due to embezzlement, fraud, or dishonesty against and damaging to the Company whereby the reasons for such discharge are confirmed by resolution of the board of directors or other governing authority of the Company, the entire amount credited to the benefit of such Member in his Company Matching Contribution Account shall be forfeited and neither he nor his Beneficiary shall be entitled to any benefit hereunder with respect to such amounts. Likewise, any amounts credited, but not distributed, to the Company Matching Contribution Account of a former Member who has not completed at least three (3) years of Vesting Service shall be forfeited upon the discovery of any embezzlement, fraud, or dishonesty of such former Member against and damaging to the Company. Notwithstanding the foregoing, in the event the Plan is top-heavy for any Plan Year, pursuant to Section 19.2 hereof, the provisions of
         Section 10.1 shall supercede this Section 10.4 and shall be controlling for all purposes hereunder."

         (4) Article XI, Section 11.1, the third paragraph, is hereby amended, effective only if the Morris Plan is merged in whole or in part into the Plan and in that event, effective as of the Merger Date, to read as follows:

                  "The minimum amount that may be loaned is the sum of: (i) One Thousand and No/100 Dollars ($1,000.00) and (ii) an amount equal to the Plan's loan administration fee in effect on the date on which the loan is made. Only one loan from the Plan per calendar year may be approved for any Member, and no more than one such loan may be outstanding at any time. Notwithstanding the foregoing, if, immediately prior to the merger of the Morris Air Corporation Employee Retirement Plan (the "Morris Air Plan") into this Plan, a Member had an outstanding loan under this Plan and an outstanding loan under the Morris Air Plan, then both such loans may remain outstanding. Loans shall be granted by the Committee in a uniform and nondiscriminatory manner. Each loan shall bear a reasonable rate of interest and be adequately secured and shall by its terms require repayment in no later than five years, unless such loan is used to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Member. All loans shall be repaid pro rata to the applicable account from which the loan proceeds were paid pursuant to a salary deduction procedure established by the Company unless the Member is on an authorized leave of absence, transfers to a location that does not participate in a salary deduction procedure, or is subject to a proceeding in bankruptcy that does not permit payments by salary deduction, in which case payment may be made to the principal office of the Company by check."



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         (5) Article XI, Section 11.2(b), is hereby amended in its entirety, effective only if the Morris Plan is merged in whole or in part into the Plan and in that event, effective as of the Merger Date, to read as follows:

                  "(b) Attainment of Age 59 1/2. A Member who has attained the age of fifty-nine and one-half (59 1/2) may elect, in writing, within the time period established by the Committee for such elections, to withdraw all or any portion of his vested interest (determined pursuant to Section 10.1 hereof) in his Individual Account. Any partial withdrawal shall be taken from such Member's Individual Account as follows: first, from the after-tax amounts, if any, in the Member's Individual Account until such amounts are fully depleted; second, from the Member's Rollover Contribution Account until such account is fully depleted; third, from the Member's Salary Reduction Contribution Account until such account is fully depleted; and fourth, from the Member's Company Matching Contribution Account until such account is fully depleted. No more than one such withdrawal may be made by the Member during any Plan Year. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member's withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter."

         (6) Article XI is hereby amended to add Section 11.2(c), effective only if the Morris Plan is merged in whole or in part into the Plan and in that event, effective as of the Merger Date, to read as follows:

                  "(c) Withdrawals from Rollover Contribution Account: A Member may elect, in writing, within the time period established by the Committee for such elections, to withdraw all or any portion of his Rollover Contribution Account. No more than one such withdrawal may be made by the Member during any Plan Year. The amount available for withdrawal shall be determined as of the Valuation Date next following the date on which the Committee receives the Member's withdrawal election, and the withdrawal amount shall be distributed to the Member as soon as practicable thereafter."

         (7) Section 1 of Amendment No. 3 to Southwest Airlines Co. 401(k) Plan, is hereby amended, effective January 1, 1997 through December 31, 2001, to read as follows:

                  "(a) The 'deferral percentage' for each Employee who is then eligible for Salary Reduction Contributions, which shall be the ratio of the amount of such Employee's Salary Reduction Contributions for such Plan Year to such Employee's compensation (as defined in Section 2.1(r) hereof) for such Plan Year;"

         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 4 to the Southwest Airlines Co. 401(k) Plan, the



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Company has caused these presents to be duly executed in its name and behalf by its proper officers thereunto duly authorized this 22nd day of December, 2003.

                                    SOUTHWEST AIRLINES CO.


                                    By:    /s/ James F. Parker
                                        ----------------------------------------
                                        James F. Parker, Chief Executive Officer
ATTEST:


        /s/ Deborah Ackerman
-------------------------------------
Deborah Ackerman, Assistant Secretary



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STATE OF TEXAS            )
                          )
COUNTY OF DALLAS          )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 22nd day of December, 2003, personally appeared JAMES F. PARKER, to me known to be the identical person who subscribed the name of SOUTHWEST AIRLINES CO., as its CHIEF EXECUTIVE OFFICER to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written


                                         /s/
                                     -------------------------------------------
                                     Notary Public in and for the State of Texas



My Commission Expires:
                      ---------------



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